HOLOGIC, INC.       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
590 Lincoln Street             FEBRUARY 27, 1996
Waltham, MA  02154
(617) 890-2300

      The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 16, 1996, and hereby appoints
S. David Ellenbogen and Jay A. Stein, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 590 Lincoln Street, Waltham, Massachusetts 02154, on Tuesday, February 27, 1996, at 10:00 A.M. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

1. The election of five (5) directors nominated by the Board of Directors for the ensuing year:
   [ ]  FOR all nominees listed below     [ ]  WITHHOLD AUTHORITY
        (except as indicated)                  to vote for all nominees
                                               listed below

S. David Ellenbogen, Irwin Jacobs, William A. Peck, Gerald Segel, Jay A. Stein

      (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

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2. To amend the Company's Certificate of Incorporation to increase number of authorized shares of Common Stock:
        [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

3. To adopt the Company's 1995 Combination Stock Option Plan:
        [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

4. To amend the Company's Amended and Restated 1990 Non-Employee
   Director Stock Option Plan:
        [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

5. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants:
        [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified or, where no direction is given, will be voted for the proposals in Items 1, 2, 3, 4 & 5

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

Dated................................., 1996

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Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.